UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2015

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2015, Godfrey R. Sullivan informed the Board of Directors (the “Board”) of Splunk Inc. (the “Company”) of his retirement as President and Chief Executive Officer of the Company effective as of November 19, 2015. Mr. Sullivan will continue to serve on the Board and, as of November 19, 2015, as non-executive Chairman of the Board.

On November 16, 2015, the Board appointed Douglas Merritt as the Company’s next President and Chief Executive Officer (“CEO”), effective as of November 19, 2015. The Board also increased the size of the Board from nine to ten directors and elected Mr. Merritt to serve as a member of the Board, effective as of November 19, 2015.  Mr. Merritt will serve in the class of directors whose term expires at the Annual Meeting of Stockholders to be held in 2018.

Mr. Merritt, age 51, has served as the Company’s Senior Vice President of Field Operations since 2014. Prior to joining the Company, Mr. Merritt served as Senior Vice President of Products and Solutions Marketing at Cisco Systems, Inc., a networking company, from 2012 to 2014. From 2011 to 2012, he served as Chief Executive Officer of Baynote, Inc., a behavioral personalization and marketing technology company. Previously, Mr. Merritt served in a number of executive roles and as a member of the extended Executive Board at SAP A.G., from 2005 to 2011. From 2001 to 2004, Mr. Merritt served as Group Vice President and General Manager of the Human Capital Management Product Division at PeopleSoft Inc. (acquired by Oracle Corporation). He also co-founded and served as Chief Executive Officer of Icarian, Inc. (since acquired by Workstream Corp.), a cloud-based company, from 1996 to 2001. Mr. Merritt holds a B.S. from The University of the Pacific in Stockton, California.

Mr. Merritt possesses specific attributes that qualify him to serve as a director, including the knowledge and perspective he brings through his experience as the Company’s Senior Vice President of Field Operations and his experience as a public company executive and as a member of the board of directors of private companies in the enterprise software industry.

There is no arrangement or understanding between Mr. Merritt and any other persons pursuant to which Mr. Merritt was elected as CEO or as a director.  There are no family relationships between Mr. Merritt and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an offer letter with Mr. Merritt on November 16, 2015 (the “Offer Letter”) in connection with Mr. Merritt’s appointment. The Offer Letter provides that effective February 1, 2016, Mr. Merritt’s annual base salary will be $450,000 and his target annual bonus will be 100% of base salary.  In addition, the Company will recommend that Mr. Merritt be granted 32,500 restricted stock units (“RSUs”), which will be subject to time-based vesting, and 97,500 performance units (“PSUs”), which will be subject to performance-based vesting.  The awards will be subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan and applicable award agreements.

In the event that Mr. Merritt’s employment is terminated without “cause” or if he resigns his position for “good reason” within the period commencing three months before a “change in control” and ending 12 months after a “change in control” (each as defined in the Offer Letter), he will be entitled to receive: (i) a lump sum payment equal to (a) 18 months of his annual base salary, (b) 18 months of his annual target bonus and (c) a pro-rated portion of his annual target bonus based on the number of months employed during the year of termination; (ii) continued health coverage for 18 months; and (iii) 100% accelerated vesting of the unvested portion of outstanding equity awards that have only time-based vesting (including earned but unvested performance-based awards). If, at anytime other than in connection with a “change in control” as described above, Mr. Merritt’s employment is terminated without “cause,” he will be entitled to receive: (i) a lump sum payment equal to 12 months of his annual base salary plus a pro-rated portion of his annual target bonus based on the number of months employed during the year of termination; (ii) continued health coverage for 12 months; and (iii) 12 months accelerated vesting of the unvested portion of outstanding equity awards that have only time-based vesting (including earned but unvested performance-based awards). The foregoing severance payments and benefits under the Offer Letter are subject to the execution of a separation and release agreement by Mr. Merritt.  In addition, PSUs may be deemed earned as provided in the applicable PSU agreement.

The Company entered into a transition letter agreement with Mr. Sullivan on November 16, 2015 (the “Transition Agreement”) in connection with Mr. Sullivan’s retirement as an executive and employee of the Company.  The Transition Agreement provides that Mr. Sullivan will continue to receive his current salary through January 31, 2016 (the end of the current fiscal year), his full fiscal year 2016 incentive compensation, and any previously granted PSUs that are earned based upon fiscal year 2016 performance, all as is determined by the Compensation Committee of the Board.  Mr. Sullivan will continue to vest in the outstanding RSUs and PSUs previously granted to him so long as he continues to provide services to the Company.  In addition, and in accordance with the Company’s standard compensatory arrangement for non-employee directors, effective as of February 1, 2016, Mr. Sullivan will receive $40,000 per year in cash compensation for his service as a member of the Board and $30,000 per year in cash compensation for his service as non-executive Chairman of the Board.  Mr. Sullivan will also be eligible to receive an annual RSU award on the date of each annual meeting of stockholders in accordance with the Company’s standard compensatory arrangement for non-employee directors.

A copy of the press release announcing Mr. Sullivan’s retirement and Mr. Merritt’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued by Splunk Inc. dated November 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/ David F. Conte
David F. Conte Senior Vice President and Chief Financial Officer

Date: November 19, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Splunk Inc. dated November 19, 2015.